UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2015
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NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-32421 (Commission File Number)	91-1671412 (IRS Employer Identification No.)

1875 Explorer Street, Suite 800 Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)

Registrant's telephone number, including area code: (703) 390-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2015, the board of directors of NII Holdings, Inc. (the “Company”) appointed Robert A. Schriesheim to serve as a new director in the class of directors whose current terms expire in 2017. At the same time, the board of directors appointed Mr. Schriesheim to serve as chair of the audit committee and accepted the resignation of Christopher T. Rogers from the audit committee. The audit committee is currently comprised of Robert A. Schriesheim (chair), Kevin L. Beebe and Howard S. Hoffmann.

Mr. Schriesheim has been the Executive Vice President and Chief Financial Officer of Sears Holdings Corporation since August 2011. Prior to that, Mr. Schriesheim served as Chief Financial Officer of Hewitt Associates, Inc., a global human resources consulting and outsourcing company, from January 2010 to October 2010. From October 2006 to January 2010, he served as Executive Vice President and Chief Financial Officer of Lawson Software, Inc., an ERP software provider. Prior to joining Lawson Software, Mr. Schriesheim held executive positions at ARCH Development Partners, Global TeleSystems, SBC Equity Partners, Ameritech, AC Nielsen and Brooke Group Ltd. Mr. Schriesheim currently serves as director of Houlihan Lokey, Inc. and as director and chairman of the audit committee of Skyworks Solutions, Inc. He previously served as a director of Dobson Communications Corp. from 2004 to 2007, a director of Lawson Software from 2006 to 2011, a director and then Co-Chairman of MSC Software Corporation from 2007 to 2009 and a director of Georgia Gulf Corporation from 2009 to 2010.

Consistent with the compensation policies currently applicable to our non-employee directors, Mr. Schriesheim was granted 11,607 shares of restricted common stock, par value $0.001 per share. The restricted stock, which was granted under our 2015 Incentive Compensation Plan, will vest and become fully transferable on the first anniversary of the date of the grant and will be subject to the terms and conditions of a restricted stock award agreement that will be substantially the same as the form of agreement used in connection with prior grants of restricted stock to our non-employee directors. Mr. Schriesheim will also be entitled to cash compensation consistent with our current compensation policies applicable to non-employee directors.

Item 8.01	Other Events.

On August 24, 2015, the Company announced that Francisco Tosta Valim Filho will join the Company’s Brazilian operating subsidiary, Nextel Telecomunicações Ltda. (“Nextel Brazil”), as President, Nextel Brazil on August 25, 2015.

Mr. Valim, 51, previously served as Chief Executive Officer of Via Varejo S.A., an electronics and furniture retailer in Latin America, from August 2013 until April 2014. Prior to that, Mr. Valim served as Chief Executive Officer of Oi S.A., a telecommunications operator in Brazil, from August 2011 until January 2013. From January 2008 to July 2011, Mr. Valim was the Chief Executive Officer of Experian UK, EMEA and LATAM, a division of Experian plc, a credit reference company.

The full text of the Company's press release announcing the matters described herein is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.        Description

99.1             Press Release dated August 24, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.
(Registrant)

Dated: August 24, 2015	By: /s/ SHANA C. SMITH
Shana C. Smith
Vice President and Secretary

EXHIBIT INDEX

Exhibit No.        Description

99.1             Press Release dated August 24, 2015